REGISTRATION NO. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                             SONOCO PRODUCTS COMPANY
             (Exact Name Of Registrant As Specified In Its Charter)

           SOUTH CAROLINA                                      57-0248420
    (State or other jurisdiction                            (I.R.S. Employer
 Of incorporation or organization)                         Identification no.)


                               Post Office Box 160
                        Hartsville, South Carolina 29551
                             Telephone: 803-383-7000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                            -------------------------

                                                        Copies to:
            F. TRENT HILL, JR.                       GEORGE S. KING, JR., ESQ.
Vice President and Chief Financial Officer          SUZANNE HULST CLAWSON, ESQ.
         SONOCO PRODUCTS COMPANY                   HAYNSWORTH SINKLER BOYD, P.A
           Post Office Box 160                     1426 Main Street, 12th Floor
     Hartsville, South Carolina 29551             Columbia, South Carolina 29201
         Telephone: 803-383-7000                       (803) 779-3080
 (Name, address and telephone number,              facsimile (803) 765-1243
  including area code, of agent for service)
                            -------------------------
Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -------------------------
Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus herein also relates to and describes such aggregate principal amount of debt securities as shall result in aggregate proceeds to the Registrant of $100,000,000, which debt securities are registered under Registration Statement No. 333-12701 of the Registrant.

                         CALCULATION OF REGISTRATION FEE

                 Title of each                                           Proposed maximum     Proposed maximum
              class of securities                    Amount to be      aggregate price per   aggregate offering        Amount of
                to be registered                      registered              unit*                 price           registration fee
                ----------------                      ----------              -----                 -----           ----------------

Debt Securities ...............................      $150,000,000              100%             $150,000,000            $37,500
                                                     ============              ===              ============            =======

*Estimated solely for the purpose of calculating the registration fee.
                            ------------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.







                                 Subject to completion, dated September __, 2001

                             SONOCO PRODUCTS COMPANY
[LOGO] (R)
                                  $150,000,000

                                 Debt Securities

         We may offer from time to time debt securities. We will describe the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.




         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



         We may offer the debt securities in amounts, at prices and on terms determined at the time of offering. We may sell the debt securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the debt securities, we will name them and describe their compensation in a prospectus supplement.




                    The date of this Prospectus is ___, 2001.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS......................................................2
WHERE YOU CAN FIND MORE INFORMATION........................................2
SONOCO PRODUCTS COMPANY....................................................3
FORWARD-LOOKING STATEMENTS.................................................3
USE OF PROCEEDS............................................................4
RATIO OF EARNINGS TO FIXED CHARGES.........................................4
DESCRIPTION OF THE DEBT SECURITIES.........................................5
PLAN OF DISTRIBUTION......................................................14
EXPERTS  14
VALIDITY OF THE DEBT SECURITIES...........................................15

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell in one or more offerings up to a total dollar amount of $150,000,000 of debt securities.

         This prospectus provides you with a general description of the debt securities we may sell. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus.

         You should read both this prospectus and any prospectus supplement together with additional information described under the caption "Where You Can Find More Information." We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

         The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus:

     o    Our Annual Report on Form 10-K for the year ended December 31, 2000;

     o Our Amended Annual Report on Form 10-K/A for the year ended December 31, 2000 (amended for the purpose of furnishing the financial statements required by Form 11-K with respect to the Sonoco Savings Plan as permitted by Rule 15d-21 under the Securities Exchange Act of
          1934);

     o Our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001 and July 1, 2001; and

     o    Our current report on Form 8-K, dated September 11, 2001.

         We will provide you free copies of these filings, other than exhibits to filings unless the exhibits are specifically incorporated by reference into a filing, if you write or call us at:

         Sonoco Products Company
         Charles J. Hupfer, Vice President, Treasurer and Secretary Sonoco Products Company
         P.O. Box 160, Hartsville, South Carolina 29551-0160
         Telephone: (803) 383-7000.

         We have also filed a registration statement with the SEC relating to the debt securities described in this prospectus. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt securities. The registration statement contains additional information that may be important to you.

         You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are only offering these debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

         Unless the context requires otherwise, references to "we," "us," and "our" mean Sonoco Products Company and its subsidiaries.

                             SONOCO PRODUCTS COMPANY

         We are a South Carolina corporation founded in Hartsville, South Carolina in 1899. We are a major global manufacturer of paperboard-based and other industrial and consumer packaging products. We are also vertically integrated into paperboard production and recovered paper collection. The paperboard used in our packaging products is produced substantially from recovered paper. We operate an extensive network of plants in the United States and have subsidiaries in Asia, Europe, Canada, Mexico, South America, Australia, and New Zealand, and affiliates in numerous locations around the world. We have made a number of acquisitions, and we expect to acquire additional companies that we believe provide meaningful opportunities in industrial and consumer markets. We may also dispose of operations when we believe that doing so is consistent with our overall goals and strategies. Our principal executive offices are located at One North Second Street, P.O. Box 160, Hartsville, South Carolina 29551-0160 (Telephone No. (803) 383-7000).


                           FORWARD-LOOKING STATEMENTS

         This prospectus includes and incorporates by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate" and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, effects of acquisitions and dispositions, and financial strategies and the results expected from them.

         These  forward-looking  statements  are based on current  expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies, and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:

     o    availability and pricing of raw materials;

     o    success of new product development and introduction;

     o    ability to maintain or increase productivity levels;

     o    international, national and local economic and market conditions;

     o    ability to maintain market share;

     o    pricing pressures and demand for products;

     o continued strength of our paperboard-based engineered carrier and composite can operations;

     o    anticipated results of restructuring activities;

     o ability to successfully integrate newly acquired businesses into the Company's operations;

     o    currency stability and the rate of growth in foreign markets; and

     o    actions of government agencies.

                                 USE OF PROCEEDS

         Except as we otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including working capital, capital expenditures and the repayment or reduction of bank indebtedness and commercial paper obligations.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows for the periods indicated:

     o    our ratio of earnings to fixed charges, as well as

     o our ratio of earnings adjusted to exclude gains or losses on assets held for sale to fixed charges.

                                                             SIX MONTHS ENDED               YEARS ENDED DECEMBER 31
                                                               July 1, 2001     2000       1999        1998         1997       1996
                                                               ------------     ----       ----        ----         ----       ----

Ratio of Earnings to Fixed Charges .........................       2.75x       4.57x       5.30x       5.97x       1.92x       5.05x
Ratio of Earnings (adjusted) to Fixed Charges ..............       2.75x       4.50x       5.25x       4.51x       5.18x       5.05x

For purposes of these calculations, "earnings" consist of income from operations before income taxes and fixed charges (excluding capitalized interest, if any). "Earnings (adjusted)" consist of earnings as described in the preceding sentence plus or minus gains or losses, respectively, on assets held for sale. "Fixed charges" consist of interest on all indebtedness and the portion of rental expense considered to be representative of the interest factor.

                       DESCRIPTION OF THE DEBT SECURITIES

         We may from time to time issue debt securities, consisting of notes, debentures or other evidences of indebtedness, in one or more series under an Indenture dated as of June 15, 1991 between us and The Bank of New York, as Successor Trustee. The Indenture is included as an exhibit to the Registration Statement of which this Prospectus is a part. When we use the term "Debt Securities" in this Prospectus and the accompanying Prospectus supplement, we are referring to all of the Debt Securities that may be issued under the Indenture, and not merely to the debt securities we are offering under this Prospectus and the accompanying Prospectus Supplement. We refer to the Debt Securities we are offering under this Prospectus and the accompanying Prospectus Supplement as the "Offered Debt Securities."

         Because the following is only a summary of the Indenture and the Debt Securities, it does not contain all information that you may find useful. For further information about the Indenture and the Debt Securities, you should read the Indenture. Whenever we refer to particular provisions of the Indenture or terms that are defined in the Indenture, those provisions or defined terms are incorporated by reference into this Prospectus.

General

         The Debt Securities will be our unsecured  obligations and will rank on
a  parity  with  all  of  our  other   currently   outstanding   unsecured   and
unsubordinated indebtedness.

         The Debt Securities of any series may be issued in definitive form or, if provided in the Prospectus Supplement relating to the series, may be represented in whole or in part by a permanent global Security or Securities, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of the
Depositary's nominee. Each Debt Security represented by a permanent global Security is referred to in this Prospectus as a "Book-Entry Security."

         The Indenture does not limit the amount of Debt Securities or of any particular series of Offered Debt Securities that may be issued thereunder or otherwise and provides that Debt Securities may be issued thereunder from time to time in one or more series.

         You should look in the Prospectus Supplement for the following terms of the Offered Debt Securities:

     o    the title of the Offered Debt Securities;

     o    any  limit on the  aggregate  principal  amount  of the  Offered  Debt
          Securities;

     o the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued;

     o the date or dates on which the principal of the Offered Debt Securities will be payable;

     o the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, or the method of determining such rate or rates;

     o the date or dates from which interest, if any, on the Offered Debt Securities will accrue or the method of determining such date or dates, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the regular record dates for interest payment dates, if any;

     o the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at our option;

     o our obligation, if any, to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder, and the periods within, the prices at, and the terms and conditions upon which such Offered Debt Securities shall be redeemed or purchased;

     o if it is other than the principal amount, the amount of Offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof;

     o    if  other  than  U.S.  dollars,   the  currency  (including  composite
          currencies) in which payment of principal of (and premium, if any) and/or interest on the Offered Debt Securities shall be payable;

     o any currency (including composite currencies) other than the stated currency of the Offered Debt Securities in which the principal of (and premium, if any) and/or interest on the Offered Debt Securities may, at our election or the election of the Holders, be payable, and the periods within which, and terms and conditions upon which, such election may be made;

     o if the amount of payments of principal of (and premium, if any) and/or interest on the Offered Debt Securities may be determined with reference to an index based on a currency (including composite currencies) other than the stated currency of the Debt Securities, the manner in which such amounts shall be determined;

     o our right, if any, to defease the Offered Debt Securities or certain covenants under the Indenture;

     o whether any of the Offered Debt Securities shall be Book-Entry Securities and, in such case, the Depositary for such Book-Entry Securities;

     o the terms and conditions, if any, pursuant to which the Debt Securities may be converted or exchanged for the cash value of other securities issued by us or by a third party; and

     o any other terms relating to the Offered Debt Securities (which are not inconsistent with the Indenture).

         Unless otherwise provided and except with respect to Book-Entry Securities, principal of and premium, if any, and interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the Corporate Trust Office of the Trustee. We have the option of paying interest by mailing a check to, or making a wire transfer to, the Holders of record entitled to the payment.

         For a description of payments of principal of, premium, if any, and interest on, and transfer of, Book-Entry Securities, and exchanges of permanent global Securities representing Book-Entry Securities, see "Book-Entry Securities."

         Unless otherwise indicated in the Prospectus Supplement relating thereto and except with respect to Book-Entry Securities, the Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any multiple thereof. No service charge will be made for any registration of transfer or exchange of the Offered Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof.

         If a Debt Security is denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Certain Covenants of The Company

Restriction on Liens

         The Indenture provides that, so long as any Debt Securities are Outstanding, we will not issue, assume or guarantee, and we will not permit any Domestic Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance is referred to as a "lien" or "liens") of or upon any of our currently owned or later acquired assets, or any assets of a Domestic Subsidiary without effectively providing that the Debt Securities (together with, if we shall so determine, any of our other Indebtedness that ranks equally with the Debt Securities) shall be equally and ratably secured by a lien ranking ratably with and equal to (or at our option, prior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to:

     o liens on any assets of any corporation existing at the time such corporation becomes a Domestic Subsidiary;

     o liens on any assets existing at the time of our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by us or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by us or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

     o liens on any assets to secure Indebtedness of a Domestic Subsidiary to us or to any wholly owned Domestic Subsidiary;

     o liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with us or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition by us or a Domestic Subsidiary of the assets of a corporation or firm as an entirety or substantially as an entirety;

     o liens on any of our assets or assets of a Domestic Subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

     o any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property);

     o liens not permitted by the clauses above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all of our Indebtedness and all Indebtedness of our Domestic Subsidiaries secured by all such liens not so permitted by the clauses above together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the Indenture do not exceed 10% of Consolidated Net Tangible Assets.

Restriction on Sale and Lease-Back Transactions

         The Indenture also provides that we will not, and will not permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by us or a Domestic Subsidiary of any property or assets, other than any such arrangement involving a lease for a term, including renewal rights for not more than 3 years, whereby such property or asset has been or is to be sold or transferred by us or any Domestic Subsidiary to such person (referred to as a "Sale and Lease-Back Transaction"), unless:

     o we or such Domestic Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Debt Securities pursuant to the Indenture; or

     o the proceeds of the sale of the property or assets to be leased are at least equal to the fair value of such property or assets (as determined by our Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of property, the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of Debt Securities or of our Funded Indebtedness or Funded Indebtedness of a consolidated Domestic Subsidiary ranking on a parity with or senior to the Debt Securities.

Applicability of Covenants

         Any series of Debt Securities may provide that any one or more of the covenants described above shall not be applicable to the Securities of such series if certain conditions are met.

Certain Definitions

         "Attributable Debt", when used in connection with a Sale and Lease-Back transaction referred to above, means, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities determined on a weighted average basis and compounded semi-annually) of our obligations or obligations of any Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

         "Consolidated Net Tangible Assets" means at any date, the total assets appearing on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, prepared in accordance with generally accepted accounting principles at the time of calculation, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets.

         "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational


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costs;  and (iii) deferred  charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "intangible assets" include product development costs.

         "Domestic Subsidiary" means any Subsidiary (a) incorporated under the laws of the United States or any state, territory or possession thereof, or the Commonwealth of Puerto Rico, (b) the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or (c) a substantial portion of the assets of which are located in the United States or its territories or possessions or in the Commonwealth of Puerto Rico. A "wholly owned Domestic Subsidiary" is any Domestic Subsidiary of which all Outstanding securities having the voting power to elect the Board of Directors of such Domestic Subsidiary (irrespective of whether or not at the time securities of any other class or classes of such Domestic Subsidiary shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by us, or by one or more wholly owned Domestic Subsidiaries, or by us and one or more wholly owned Domestic Subsidiaries.

         "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

         "Indebtedness" means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and (vi) all Indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries are otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

         "Subsidiary" means any corporation of which at least a majority of Outstanding securities having the voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by us, or by one or more of the Subsidiaries, or by us and one or more Subsidiaries.

Events of Default

         An Event of Default with respect to the Debt Securities of any series is defined in the Indenture as:

     o default in payment of principal of or premium, if any, on any Debt Security of that series at maturity;

     o default for 30 days in payment of interest on any Debt Security of that series;

     o default in the deposit of any sinking fund payment when due in respect of that series;

     o our failure to perform any other of the covenants or warranties in the Indenture (other than a covenant or warranty the breach of which is dealt with elsewhere in the Indenture, or a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than that series) continued for 60 days after due notice by the Trustee or by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series;

     o a default under any bond, debenture, note or other evidence of our Indebtedness (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our current or future Indebtedness


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          (including this Indenture), which default constitutes a failure to pay such Indebtedness in a principal amount in excess of $10 million when due and payable at final maturity after the expiration of any applicable grace period or shall have resulted in such Indebtedness in a principal amount in excess of $10 million becoming or being declared due and payable prior to the date on which it would otherwise have
          become  due  and  payable,   without  such  Indebtedness  having  been
          discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by overnight mail or other same day or overnight delivery service which can provide evidence of delivery, to us by the Trustee, or to us and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring us to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a Notice of Default under the Indenture;

     o    certain events of bankruptcy, insolvency or reorganization; and

     o any other Event of Default provided with respect to Debt Securities of that series.

         The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all Debt Securities of that series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series.

         Please refer to the Prospectus Supplement relating to each series of Outstanding Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

         The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time Outstanding, give to the Holders of the Outstanding Debt Securities of that series notice of such default known to it if uncured or not waived. However, except in the case of default in the payment of principal of or premium, if any, or interest on any Debt Security of that series, or in the payment of any sinking fund installment, the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Debt Securities of such series. The Indenture also provides that such notice shall not be given until at least 30 days after the lapse of the period to cure an occurrence of a default or breach with respect to Outstanding Debt Securities of any series in the performance of a covenant or warranty in the Indenture other than for the payment of the principal of or premium, if any, or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of Outstanding Debt Securities for the purpose only of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default as specified in the Indenture relating to such series of Outstanding Debt Securities.

         The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such series of Debt Securities. The Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, with respect to the Debt Securities of such series provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. In the case of Book-Entry Securities, the Indenture requires the Trustee to establish a record date for purposes of determining which Holders are entitled to join in such direction.

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

         The Indenture includes a covenant that we will file annually with the Trustee a certificate specifying whether, to the best knowledge of the signers, we are in default under the Indenture.

Modification of the Indenture and Waiver of Covenants

         We and the Trustee may make agreed modifications and amendments to the Indenture, without the consent of any Holder of any Debt Security of any series, to add covenants and Events of Default, and to make provisions with respect to other matters and issues arising under the Indenture, provided that any such provision does not adversely affect the rights of the Holders of Debt Securities of any series.

         The Indenture contains provisions permitting us and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity, or reduce the principal amount, the premium, if any, thereon or the rate of payment of interest thereon, of any Debt Security of any series, (b) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or (c) effect certain other changes. The Indenture also permits us to omit compliance with certain covenants in the Indenture with respect to Debt Securities of any series upon waiver by the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of such series.

Consolidation, Merger and Sale of Assets

         The Indenture contains a provision permitting us, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, to consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any person provided that:

     o the successor is a corporation organized under the laws of any United States domestic jurisdiction;

     o    the  successor   corporation  assumes  our  obligations  on  the  Debt
          Securities and under the Indenture;

     o after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

     o    certain other conditions are met.

Book-Entry Securities

         The following description of Book-Entry Securities will apply to any series of Debt Securities issued in whole or in part in the form of a permanent global Security or Securities except as otherwise provided in the Prospectus Supplement relating thereto.

         Upon issuance, all Book-Entry Securities of like tenor and having the same date of original issue will be represented by one or more permanent global Securities. Each permanent global Security representing Book-Entry Securities will be deposited with, or on behalf of, the Depositary, which will be a clearing agent registered under the Exchange Act. The permanent global Security will be registered in the name of the Depositary or a nominee of the Depositary.

         Ownership of beneficial interests in a permanent global Security representing Book-Entry Securities will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial


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interests  by  participants  in such a permanent  global  Security  only will be evidenced by, and the transfer of that ownership interest only will be effected through, records maintained by the Depositary or its nominee for such permanent global Security. Ownership of beneficial interest in such a permanent global Security by persons that hold through participants only will be evidenced by, and the transfer of that ownership interest within such participant only will be effected through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a permanent global Security.

         Payment of principal of and any premium and interest on Book-Entry Securities represented by any permanent global Security registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owners and Holder of the permanent global Security representing such Book-Entry Securities. None of us, the Trustee or any agent of ours or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a permanent global Security representing such Book- Entry Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests. Payments by participants to owners of beneficial interests in a permanent global Security held through such participants will be governed by the Depositary's procedures, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

         No permanent global Security described above may be transferred except as a whole by the Depositary for such permanent global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

         A permanent global Security representing Book-Entry Securities is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, only if:

     o the Depositary notifies us that it is unwilling or unable to continue as Depositary for such permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,

     o we, in our sole discretion determine that such permanent global Security shall be exchangeable for definitive Debt Securities in registered form, or

     o there shall have occurred and be continuing an Event of Default with respect to the Debt Securities.

         Any permanent global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, and, unless otherwise specified in the Prospectus Supplement relating thereto, in denominations of $1,000 and integral multiples thereof. Such definitive Debt Securities shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such permanent global Security.

         Except as provided above, owners of beneficial interests in such permanent global Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no permanent global Security representing Book-Entry Securities shall be exchangeable, except for another permanent global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such permanent global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. We understand that under existing industry practices, in the event that we request any action of Holders, or an owner of a beneficial interest in such permanent global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Defeasance  of  Offered  Debt   Securities  or  Certain   Covenants  in  Certain
Circumstances

         Defeasance and Discharge

         The Indenture provides that the terms of any series of Debt Securities may provide that we will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in foreign currencies, money and/or Foreign Government Securities, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if, among other things, we have delivered to the Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to Holders of the Debt Securities of such series; and such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if the provision would cause said Debt Securities to be de-listed as a result thereof.

         Defeasance of Certain Covenants

         The Indenture provides that the terms of any series of Debt Securities may provide us with the option to omit to comply with certain restrictive covenants described in Sections 1008 and 1009 of the Indenture. In order to exercise such option, we will be required to deposit with the Trustee money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in foreign currencies, money and/or Foreign Government Securities, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. In the event we exercise this option and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, we shall remain liable for such payments.

         The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

Trustee

         The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Securities for which it is Trustee.

         We maintain customary banking relationships with the Trustee.

                              PLAN OF DISTRIBUTION

         We may sell the Offered Debt Securities in four ways:

          o    directly to purchasers,

          o    through agents,

          o    through underwriters, and

          o    through dealers.

         We may solicit offers to purchase Debt Securities directly, or we may designate agents from time to time to solicit offers to purchase. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities will be named, and any commissions payable by us to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. We will have the sole right to accept offers to purchase Debt Securities and may reject any proposed offer in whole or in part. Agents shall have the right, in their sole discretion, to reject any offer received by them to purchase the Debt Securities in whole or in part. Agents may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         If we use an underwriter or underwriters in the sale of the Debt Securities, we will execute an underwriting agreement with such underwriters at the time of the sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

         If we use a dealer in the sale of the Debt Securities, we will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

         If we offer and sell Debt Securities directly to a purchaser or purchasers, purchasers involved in the reoffer or resale of such Debt Securities who may be deemed to be underwriters as that term is defined in the Securities Act, will be named and the terms of such reoffers or resales will be set forth in a Prospectus Supplement. Such purchasers may then reoffer and resell such Debt Securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the Prospectus Supplement. Purchasers of Debt Securities directly from us may be entitled under agreements which they may enter into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

         The place and time of delivery for the Debt Securities will be as set forth in the Prospectus Supplement.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to our Annual Report on Form 10-K/A for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         VALIDITY OF THE DEBT SECURITIES

         The validity of the Offered Debt Securities will be passed upon for us by Haynsworth Sinkler Boyd, P.A., Columbia, South Carolina, our general counsel, and for any underwriter, dealer or agent by counsel to such underwriter, dealer or agent named in the Prospectus Supplement. In rendering their opinions, underwriters' counsel may rely on Haynsworth Sinkler Boyd, P.A., as to certain matters of South Carolina law. Various attorneys in the firm of Haynsworth Sinkler Boyd, P.A., and members of their immediate families own or have beneficial interests in shares of our common stock.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:


         Registration Fee                                          $37,500
         Trustee's fees and expenses                                15,000
         Printing and engraving costs                              125,000
         Rating Agencies' fees                                     110,000
         Legal fees and expenses                                   200,000
         Accounting fees and expenses                              100,000
         Blue Sky fees and expenses                                 20,000
         Miscellaneous                                              10,500
                                                                  --------
         TOTAL                                                    $618,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VIII of the By-laws of the Company provides for the indemnification by the Company of any present or former director, officer or employee of the Company, or any person, who, at the request of the Company, may have served as director or officer of another corporation in which it owns shares or of which it is a creditor. Any such person shall be entitled to reimbursement of expenses and other liabilities, to the maximum extent permitted by the laws of the State of South Carolina or by order of any court having jurisdiction in any action or proceeding to which he is a party by reason of being or having been a director, officer or employee.

         Article 9 of the Restated Articles of Incorporation of the Company states that no director of the Company shall be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of South Carolina, as presently in effect or as the same may hereafter be amended.

         Under Article 5 of the South Carolina Business Corporation Act of 1988 (the "Corporation Act"), a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The registrant's Restated Articles of Incorporation do not provide otherwise.

         In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

         The form of Underwriting Agreement that will be included as Exhibit 1 hereto is expected to provide for indemnification of directors, certain officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions (other than insurance), the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 ITEM 16.  EXHIBITS

             1           Form of Underwriting Agreement.

           4.1 Indenture, dated as of June 15, 1991, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 33-50503).)

           4.2 Credit Agreement, dated as of July 17, 2001, among the Company, the several lenders from time to time party thereto and Bank of America, N.A., as agent.

           5.1           Opinion (including consent) of Haynsworth Sinkler Boyd,
                         P.A.

          12.1 Statements re: computation of ratio of earnings to fixed charges.

          23.1           Consent of Haynsworth  Sinkler Boyd, P.A.  (included in
                         Exhibit 5).

          23.2           Consent of PricewaterhouseCoopers LLP.
            24           Power of Attorney (Included on Signature Page).
            25           Statement of eligibility of the Trustee on Form T-1.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided however, that paragraphs (1)(i) and (1)(ii) do not apply, since this Registration Statement is on Form S-3, if such information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         In connection with any offering of Debt Securities made in reliance upon Rule 430A, the undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hartsville, State of South Carolina, on September 12, 2001.

                                           SONOCO PRODUCTS COMPANY

                                               s/H. E. DeLoach, Jr.
                                           By: ---------------------------------
                                           H. E. DeLoach, Jr.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature  appears below hereby  constitutes and appoints
C. W. Coker, H. E. DeLoach, Jr. and F. Trent Hill, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                                               Position                      Date
----                                                               --------                      ----
s/Charles J. Bradshaw
---------------------------------------------------
C. J. Bradshaw                                                     Director                 September 12, 2001

s/Robert J. Brown
---------------------------------------------------
R. J. Brown                                                        Director                 September 12, 2001

s/F. L. H. Coker
---------------------------------------------------
F. L. H. Coker                                                     Director                 September 12, 2001

s/James. L. Coker
---------------------------------------------------
J. L. Coker                                                        Director                 September 12, 2001

s/C. W. Coker
---------------------------------------------------
C. W. Coker                                                 Director and Chairman           September 12, 2001

s/T. C. Coxe, III
---------------------------------------------------
T. C. Coxe, III                                                    Director                 September 12, 2001

s/Allan T. Dickson
---------------------------------------------------
A. T. Dickson                                                      Director                 September 12, 2001

s/H. E. DeLoach, Jr.
---------------------------------------------------
H. E. DeLoach, Jr.                                         Director, President and          September 12, 2001
                                                           Chief Executive Officer

s/Caleb C. Fort
---------------------------------------------------
C. C. Fort                                                         Director                 September 12, 2001

s/Paul Fulton
---------------------------------------------------
Paul Fulton                                                        Director                 September 12, 2001

s/F. Trent Hill, Jr.
---------------------------------------------------
F. Trent Hill, Jr.                                         Principal Financial and          September 12, 2001
                                                              Accounting Officer
s/B. L. M. Kasriel
---------------------------------------------------
B. L. M. Kasriel                                                   Director                 September 12, 2001

s/Edgar H. Lawton, III
---------------------------------------------------
E. H. Lawton, III                                                  Director                 September 12, 2001

s/H. L. McColl, Jr.
---------------------------------------------------
H. L. McColl, Jr.                                                  Director                 September 12, 2001

s/T. E. Whiddon
---------------------------------------------------
T. E. Whiddon                                                      Director                 September 12, 2001

s/Donna D. Young
---------------------------------------------------
D. D. Young                                                        Director                 September 12, 2001

                                  EXHIBIT INDEX

    EXHIBIT                                                             PAGE NO.

      1      Form of Underwriting Agreement.
    4.1      Indenture,  dated  as of June  15,  1991,  between  the
             Company and the Trustee.  (Incorporated by reference to
             Exhibit 4.2 to the Company's  Registration Statement on
             Form S-3 (File No. 33-50503).)
    4.2      Credit Agreement,  dated as of July 17, 2001, among the
             Company,  the several  lenders  from time to time party
             thereto and Bank of America, N.A., as agent.
    5.1      Opinion (including consent) of Haynsworth Sinkler Boyd,
             P.A.
   12.1      Statements re computation of ratio of earnings to fixed
             charges.
   23.1      Consent of Haynsworth  Sinkler Boyd, P.A.  (included in
             Exhibit 5).
   23.2      Consent of PricewaterhouseCoopers LLP.
     24      Power of Attorney (Included on Signature Page).
     25      Statement of eligibility of the Trustee on Form T-1.